EXHIBIT 4.7

1.	Date of Agreement 15th June 2010 Vessel’s Name: MT PINK SANDS	THE BALTIC AND INTERNATIONAL MARITIME COUNSEL (BIMCO) STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: “SHIPMAN 98” Part I
2.	Owners (name, place of registered office and law of registry) (Cl. 1)	3.	Managers (name, place of registered office and law of registry) (Cl. 1)
	Name OCEANCLARITY OWNERS LIMITED		Name TMS TANKERS LTD.
	Place of registered office Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960		Place of registered office Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960
	Law of Registry Republic of Marshall Islands		Law of Registry Republic of Marshall Islands
4.	Day and year of commencement of Agreement (Cl. 2) DATE OF PRESENT AGREEMENT AS PER BOX 1
5.	Crew Management (state “yes” or “no” as agreed) (Cl. 3.1) YES	6.	Technical Management (state “yes” or “no” as agreed) (Cl. 3.2) YES
7.	Commercial Management (state “yes” or “no” as agreed) (Cl. 3.3) YES	8.	Insurance Agreements (state “yes” or “no” as agreed) (Cl. 3.4) YES
9.	Accounting Services (state “yes” or “no” as agreed) (Cl. 3.5) YES	10.	Sale or purchase of the Vessel (state “yes” or “no” as agreed) (Cl. 3.6) YES
11.	Provisions (state “yes” or “no” as agreed) (Cl. 3.7) YES	12.	Bunkering (state “yes” or “no” as agreed) (Cl. 3.8) YES
13.	Chartering Services Period (only to be filled in if “yes” stated in Box 7) (Cl. 3.3(i)) Five Years from date indicated in Box 4	14.	Owner’s Insurance (state alternative (i), (ii) or (iii) of Cl. 6.3) 6.3(ii)
15.	~~Annual~~ Daily Management Fee (state daily amount) (Cl. 8.1) EURO 1,700.00	16.	Severance Costs (state maximum amount) (Cl. 8.4(ii)) As per applicable Collective Bargaining Agreement (CBA)
17.	Day and year of termination of Agreement (Cl. 17) Five years from date indicated in Box 4	18.	Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) (Cl. 19) 19.1
19.	Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Owners) (Cl. 20) c/o SAVVAS D. GEORGHIADES LAW OFFICE TRIBUNE HOUSE 10, SKOPA STREET CY-1303 NICOSIA, CYPRUS TEL: (+357) 22767515 Email: law@kkadvocates.com	20.
Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Managers) (Cl. 20)

TMS TANKERS LTD.
80, Kifissias Avenue, GR 15125, Marousi, Athens, Greece
Tel:  (+30) 210 8090400
Fax:  (+30) 210 8090405
Email:  management@tms-tankers.com

It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II as well as Annexes "A" (Details of Vessel), "B" (Details of Crew), “C” (Budget) and "D" (Associated vessels) attached hereto, shall be performed subject to the conditions contained herein.  In the event of a conflict of conditions, the provisions of PART I and Annexes "A", "B" "C" and "D" shall prevail over those of PART II to the extent of such conflict but no further...

Signature(s) (Owners)	Signature(s) (Managers)

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX "A" (DETAILS OF VESSEL OR VESSELS) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98"

Date of Agreement	:
Name of Vessel(s)	:	M/T PINK SANDS
Particulars of Vessel(s)	:	Call Sign	–	9HZD6
		IMO No.	–	8920866
		Flag	–	Malta
		Built	–	1993
		SDWT	–	93723
		Grt	–	55048
		Nrt	–	26546

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX "B" (DETAILS OF CREW) TO
THE BALTIC AND  INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98"

Date of Agreement	:
Details of Crew	:	N/A

~~Numbers~~	~~Rank~~	~~Nationality~~

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX "C" (BUDGET) TO
THE BALTIC AND  INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98"

See Box 15 and Clause 9

Managers' Budget for the first year with effect from the Commencement Date of this Agreement:

M/T PINK SANDS OC/FR

	ITEMS	YEARLY (USD)	MONTHLY (USD)
1	TOTAL CREW EXPENSES	1,513,655	126,138
2	STORES	195,275	16,273
3	SPARES	198,925	16,577
4	REPAIR / MAINTENANCE / SURVEY	122,275	10,190
5	LUBRICANTS	219,000	18,250
6	SUPT. TRAVEL / COMM. / MISC.	87,965	7,330
7	INSURANCE (H+M, P-I, WAR, LOH)	438,365	36,530
	GRAND TOTAL OPERATING COST	2,775,460	231,288
DAILY AVERAGE (EXCL. DOCKING COST)		7,604
PRE-DELIVERY COST

NOTE:

1.	Prices basis at average of Singapore, Continent & China, otherwise, to be charged at actual.

2.	Crew change basis Singapore and Continent port, otherwise, to be adjusted.

3.	Spares costs are for routine maintenance (excluding major items).

4.	Parity Euro / USD at 1,25.

5.
The budget for Superintendent expenses is based on 5 visits per year of 4 days per each visit, i.e. 20 Superintendent days. Any additional attendance will be charged extra by the day at a standard rate of Euro 500 per day.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX "D" (ASSOCIATED VESSELS) TO
THE BALTIC AND  INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98"

NOTE:    PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX "D" THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 18.1(i) OF THIS AGREEMENT.

Date of Agreement	:
Details of Associated Vessels	:

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II "SHIPMAN 98" Standard Ship Management Agreement

1. Definitions	1	for the duties for which they are engaged and are in possession	66
In this Agreement save where the context otherwise requires,	2	of valid medical certificates issued in accordance with	67
the following words and expressions shall have the meanings	3	appropriate flag State requirements. In the absence of	68
hereby assigned to them.	4	applicable flag State requirements the medical certificate shall	69
		be dated not more than three months prior to the respective	70
"Owners" means the party identified in Box 2.	5	Crew members leaving their country of domicile and	71
"Managers" means the party identified in Box 3.	6	maintained for the duration of their service on board the Vessel;	72
"Vessel" means the vessel or vessels details of which are set	7	(iv) ensuring that the Crew shall have a command of the English	73
out in Annex "A" attached hereto.	8	language of a sufficient standard to enable them to perform	74
"Crew" means the Master, officers and ratings of the numbers,	9	their duties safely;	75
rank and nationality specified in Annex "B" attached hereto.	10	(v) arranging transportation of the Crew, including repatriation;	76
"Crew Support Costs" means all expenses of a general nature	11	(vi) training of the Crew and supervising their efficiency;	77
which are not particularly referable to any individual vessel for	12	(vii) conducting union negotiations;	78
the time being managed by the Managers and which are incurred	13	(viii) operating the Managers' drug and alcohol policy unless	79
by the Managers for the purpose of providing an efficient and	14	otherwise agreed.	80
economic management service and, without prejudice to the	15
generality of the foregoing, shall include the cost of crew standby	16	3.2 Technical Management	81
pay, training schemes for officers and ratings, cadet training	17	(only applicable if agreed according to Box 6)	82
schemes, sick pay, study pay, recruitment and interviews.	18	The Managers shall provide technical management which	83
"Severance Costs" means the costs which the employers are	19	includes, but is not limited to, the following functions:	84
legally obliged to pay to or in respect of the Crew as a result of	20	(i) provision of competent personnel to supervise the	85
the early termination of any employment contract for service on	21	maintenance and general efficiency of the Vessel;	86
the Vessel.	22	(ii) arrangement and supervision of dry dockings, repairs,	87
"Crew Insurances" means insurances against crew risks which	23	alterations and the upkeep of the Vessel to the standards	88
shall include but not be limited to death, sickness, repatriation,	24	required by the Owners provided that the Managers shall	89
injury, shipwreck unemployment indemnity and loss of personal	25	be entitled to incur the necessary expenditure to ensure	90
effects.	26	that the Vessel will comply with the law of the flag of the	91
"Management Services" means the services specified in sub-	27	Vessel and of the places where she trades, and all	92
clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12.	28	requirements and recommendations of the classification	93
"ISM Code" means the International Management Code for the	29	society;	94
Safe Operation of Ships and for Pollution Prevention as adopted	30	(iii) Arrangement of the supply of necessary stores, spares and	95
by the International Maritime Organization (IMO) by resolution	31	lubricating oil;	96
A.741(18) or any subsequent amendment thereto.	32	(iv) appointment of surveyors and technical consultants as the	97
"STCW 95" means the International Convention on Standards	33	Managers may consider from time to time to be necessary;	98
of Training, Certification and Watchkeeping for Seafarers, 1978,	34	(v) development, implementation and maintenance of a Safety	99
as amended in 1995 or any subsequent amendment thereto.	35	Management System (SMS) in accordance with the ISM	100
		Code (see sub-clauses 4.2 and 5.3).	101
2. Appointment of Managers	36	(vi) supervision of vessels under construction at the specific
With effect from the day and year stated in Box 4 and continuing	37	request of the Owners and after approval by the Owner of
unless and until terminated as provided herein, the Owners	38	the relevant budget submitted by the Managers.
hereby appoint the Managers and the Managers hereby agree	39
to act as the Managers of the Vessel.	40	3.3 Commercial Management	102
		(only applicable if agreed according to Box 7)	103
3. Basis of Agreement	41	The Managers shall provide the commercial operation of the	104
Subject to the terms and conditions herein provided, during the	42	Vessel, as required by the Owners, which includes, but is not	105
period of this Agreement, the Managers shall carry out	43	limited to, the following functions:	106
Management Services in respect of the Vessel as agents for	44	(i) providing chartering services in accordance with the Owners'	107
and on behalf of the Owners. The Managers shall have authority	45	instructions which include, but are not limited to, seeking	108
to take such actions as they may from time to time in their absolute	46	and negotiating employment for the Vessel and the conclusion	109
discretion consider to be necessary to enable them to perform	47	(including the execution thereof) of charter parties or other	110
this Agreement in accordance with sound ship management	48	contracts relating to the employment of the Vessel. If such a	111
practice.	49	contract exceeds the period stated in Box 13, consent thereto	112
		in writing shall first be obtained from the Owners.	113
3.1 Crew Management	50	(ii) arranging of the proper payment to Owners or their nominees	114
(only applicable if agreed according to Box 5)	51	of all hire and/or freight revenues or other moneys of	115
The Managers shall provide suitably qualified Crew for the Vessel	52	whatsoever nature to which Owners may be entitled arising	116
as required by the Owners in accordance with the STCW 95	53	out of the employment of or otherwise in connection with the	117
requirements, provision of which includes but is not limited to	54	Vessel.	118
the following functions:	55	(iii) providing voyage estimates and accounts and calculating of	119
(i) selecting and engaging the Vessel's Crew, including payroll	56	hire, freights, demurrage and/or despatch moneys due from	120
arrangements, pension administration, and insurances for	57	or due to the charterers of the Vessel;	121
the Crew other than those mentioned in Clause 6:	58	(iv) issuing of voyage instructions;	122
(ii) ensuring that the applicable requirements of the law of the	59	(v) appointing agents;	123
flag of the Vessel are satisfied in respect of manning levels,	60	(vi) appointing stevedores;	124
rank, qualification and certification of the Crew and	61	(vii) arranging surveys associated with the commercial operation	125
employment regulations including Crew's tax, social	62	of the Vessel.	126
insurance, discipline and other requirements;	63
(iii) ensuring that all members of the Crew have passed a medical	64	3.4 Insurance Arrangements	127
examination with a qualified doctor certifying that they are fit	65	(only applicable if agreed according to Box 8)	128
		The Managers shall arrange insurances in accordance with	129

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II "SHIPMAN 98" Standard Ship Management Agreement

Clause 6, on such terms and conditions as the Owners shall	130	responsibilities imposed by the ISM Code when applicable.	192
have instructed or agreed, in particular regarding conditions,	131
insured values, deductibles and franchises.	132	6. Insurance Policies	193
		The Owners shall procure, whether by instructing the Managers	194
3.5 Accounting Services	133	under sub-clause 3.4 or otherwise, that throughout the period of	195
(only applicable if agreed according to Box 9)	134	this Agreement:	196
The Managers shall:	135	6.1 at the Owners’ expense, the Vessel is insured for not less	197
(i) establish an accounting system which meets the	136	than her sound market value or entered for her full gross tonnage,	198
requirements of the Owners and provide regular accounting	137	as the case may be for:	199
services, supply regular reports and records,	138	(i) usual hull and machinery marine risks (including crew	200
(ii) maintain the records of all costs and expenditure incurred	139	negligence) and excess liabilities;	201
as well as data necessary or proper for the settlement of	140	(ii) protection and indemnity risks (including pollution risks and	202
accounts between the parties.	141	Crew Insurances); and	203
		(iii) war risks (including protection and indemnity and crew risks)	204
3.6 Sale or Purchase of the Vessel	142	in accordance with the best practice of prudent owners of	205
(only applicable if agreed according to Box 10)	143	vessels of a similar type to the Vessel, with first class insurance	206
The Managers shall, in accordance with the Owners’ instructions,	144	companies, underwriters or associations (“the Owners’	207
supervise the sale or purchase of the Vessel, including the	145	Insurances”);	208
performance of any sale or purchase agreement, including ~~but not~~	146	(iv) Freight, Demurrage and Defense Insurance
negotiation of the same.	147	(v) Certificate of Financial Responsibility
3.7 Provisions (only applicable if agreed according to Box 11)	148	(vi) Crew Personal Accident and Sundries insurance cover
The Managers shall arrange for the supply of provisions.	149	(vii) Any other insurance that can be arranged and not included in
3.8 Bunkering (only applicable if agreed according to Box 12)	150	the above but is requested by the Owners in writing
The Managers shall arrange for the provision of bunker fuel of the	151	6.2 all premiums, deductibles, supplementary calls and/or excess	209
quality specified by the Owners as required for the Vessel’s trade.	152	supplementary calls and release calls on the Owners’ Insurances
		are paid
4. Managers’ Obligations	153	promptly by their due date,	210
4.1 The Managers undertake to use their best endeavors	154	6.3 the Owners’ Insurances name the Managers and, subject	211
~~endeavours~~ to		to underwriters’ agreement, any third party designated by the	212
provide the agreed Management Services as agents for and on	155	Managers as a joint assured, with full cover, with the Owners	213
behalf of the Owners in accordance with sound ship management	156	obtaining cover in respect of each of the insurances specified in	214
practice and to protect and promote the interests of the Owners in	157	sub-clause 6.1:	215
all matters relating to the provision of services hereunder.	158	~~(i)on terms whereby the Managers and any such third party~~	216
Provided, however, that the Managers in the performance of their	159	~~are liable in respect of premiums or calls arising in connection~~	217
management responsibilities under this Agreement shall be entitled	160	~~with the Owners’ Insurances; or~~	218
to have regard to their overall responsibility in relation to all vessels	161	(i~~i~~) if reasonably obtainable, on terms such that neither the	219
as may from time to time be entrusted to their management and	162	Managers nor any such third party shall be under any	220
in particular, but without prejudice to the generality of the foregoing,	163	liability in respect of premiums or calls arising in connection	221
the Managers shall be entitled to allocate available supplies,	164	with the Owners’ Insurances; or	222
manpower and services in such manner as in the prevailing	165	(ii~~i~~) on such other terms as may be agreed in writing.	223
circumstances the Managers in their absolute discretion consider	166	Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left	224
to be fair and reasonable.	167	blank then (i) applies.	225
4.2 Where the Managers are providing Technical Management	168	6.4 written evidence is provided, to the reasonable satisfaction	226
in accordance with sub-clause 3.2, they shall procure that the	169	of the Managers, of their compliance with their obligations under	227
requirements of the law of the flag of the Vessel are satisfied and	170	Clause 6 within a reasonable time of the commencement of	228
they shall in particular be deemed to be the “Company” as defined	171	the Agreement, and of each renewal date and, if specifically	229
by the ISM Code, assuming the responsibility for the operation of	172	requested, of each payment date of the Owners’ Insurances.	230
the Vessel and taking over the duties and responsibilities imposed	173
by the ISM Code when applicable.	174	7. Income Collected and Expenses Paid on Behalf of Owners	231
		7.1 All moneys collected by the Managers under the terms of	232
5. Owners’ Obligations	175	this Agreement (other than moneys payable by the Owners to	233
5.1 The Owners shall pay all sums due to the Managers punctually	176	the Managers) and any interest thereon shall be held to the	234
in accordance with the terms of this Agreement.	177	credit of the Owners in a separate bank account.	235
5.2 Where the Managers are providing Technical Management	178	7.2 All expenses incurred by the Managers under the terms	236
in accordance with sub-clause 3.2, the Owners shall:	179	of this Agreement on behalf of the Owners (including expenses	237
(i) procure that all officers and ratings supplied by them or on	180	as provided in Clause 8) may be debited against ~~the Owners~~	238
their behalf comply with the requirements of STCW 95;	181	~~in~~ the account referred to under sub-clause 7.1 but shall in any	239
(ii) instruct such officers and ratings to obey all reasonable orders	182	event remain payable by the Owners to the Managers on	240
of the Managers in connection with the operation of the	183	demand.	241
Managers’ safety management system.	184
5.3 Where the Managers are not providing Technical Management	185	8. Management Fee	242
in accordance with sub-clause 3.2, the Owners shall procure that	186	8.1 (a) The Owners shall pay to the Managers for their services	243
the requirements of the law of the flag of the Vessel are satisfied	187	as Managers under this Agreement ~~an annual~~ a daily management	244
and that they, or such other entity as may be appointed by them	188	fee as stated in Box 15 which shall be payable by equal	245
and identified to the Managers, shall be deemed to be the	189	monthly instalments in advance, the first instalment being	246
"Company" as defined by the ISM Code assuming the responsibility	190	payable on the commencement of this Agreement (see Clause	247
for the operation of the Vessel and taking over the duties and	191	2 and Box 4) and subsequent instalments being payable every	248
		month.	249

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II "SHIPMAN 98" Standard Ship Management Agreement

8.1 (b) The Owners shall place with the Manager for the duration
of this Agreement an amount equal to one month of		~~less than three months before the anniversary date of the~~	291
management fee stated in Box 15 as security.		~~commencement of this Agreement (see Clause 2 and Box 4).~~	292
		9.2 The Owners shall indicate to the Managers their acceptance	293
Upon termination of this Agreement, all moneys remaining		and approval of the ~~annual~~ budget within one month of	294
within the security or any portion thereof, if the amounts due to		presentation and in the absence of any such indication the	295
the Manager pursuant with the obligations set forth in the		Managers shall be entitled to assume that the Owners have	296
management agreement and their addenda (if any) is less than		accepted the proposed budget.	297
the security amount paid as per above shall be returned to the		9.3 The Owner shall place with the Manager for the duration of
Owner subject to the terms and conditions of this agreement. It		this Agreement an amount equal to one month running
is being understood that in event of default from the part of the		expenses as working capital reserve. For calculation purposes
Owner is forfeited in favor of the Manager without prejudice to		the reserve will be based on the agreed budgeted daily average
any rights which the Manager may have against the Owner in		cost as per the respective management agreement. Upon
law or in equity.		termination of this Agreement all moneys remaining within the
8.2 The management fee shall be subject to ~~an annual~~ a review	250	working capital reserve shall be returned to the Owner subject
~~on the anniversary date of the Agreement and~~ for each calendar	251	to the terms and conditions of this agreement. ~~Following the~~
year and will be automatically adjusted to the Greek CPI index		~~agreement of the budget, the Managers shall~~
for the previous year. It is understood that any such increase		~~prepare and present to the Owners their estimate of the working~~	299
will not be less than 3% and more than 5%. The proposed		~~capital requirement of the Vessel and the Managers shall each~~	300
fee shall be presented in the ~~annual~~ budget referred to in sub-	252	~~month up-date this estimate. Based thereon, the Managers shall~~	301
~~clause 9.1~~ clause 9.1.	253	~~each month request the Owners in writing for the funds required~~	302
8.3 The Managers shall, at no extra cost to the Owners, provide	254	~~to run the Vessel for the ensuing month, including the payment~~	303
their own office accommodation, office staff, facilities and	255	~~of any occasional or extraordinary item of expenditure, such as~~	304
stationery. Without limiting the generality of Clause 7 the Owners	256	~~emergency repair costs, additional insurance premiums, bunkers~~	305
shall reimburse the Managers for postage and communication	257	~~or provisions. Such funds shall be received by the Managers~~	306
expenses, travelling expenses, and other out of pocket	258	~~within ten running days after the receipt by the Owners of the~~	307
expenses properly incurred by the Managers in pursuance of	259	~~Managers' written request and shall be held to the credit of the~~	308
the Management Services.	260	~~Owners in a separate bank account.~~	309
8.4 In the event of the appointment of the Managers being	261	9.4 The Managers shall produce a comparison between	310
terminated for any reason other than Clause 19.2 ~~by the Owners~~	262	budgeted and actual income and expenditure of the Vessel in	311
~~Or the Managers in accordance with~~		such form as required by the Owners ~~monthly~~ on a yearly basis or	312
~~the provisions of Clauses 17 and 18 other than by reason of~~	263	at such other
~~default by the Managers, or if the Vessel is lost, sold or otherwise~~	264	intervals as mutually agreed.	313
~~disposed of~~, the "management fee" shall be payable to the Managers	265	9.5 Notwithstanding anything contained herein to the contrary,	314
~~according to the provisions of sub-clause 8.1. shall continue to~~	266	the Managers shall in no circumstances be required to use or	315
~~be payable~~ for a further period of three (3) calendar months as	267	commit their own funds to finance the provision of the	316
from the termination date. In addition, provided that the	268	Management Services.	317
Managers provide Crew for the Vessel in accordance with sub-	269
clause 3.1:	270	10. Managers' Right to Sub-Contract	318
(i) the Owners shall continue to pay Crew Support Costs during	271	The Managers shall ~~not~~ have the right to sub-contract any of	319
the said further period of three (3) calendar months and	272	their obligations hereunder, including those mentioned in sub-	320
(ii) the Owners shall pay an equitable proportion of any	273	clause 3.1, ~~without the prior written consent of the Owners which~~	321
Severance Costs which may materialize, not exceeding	274	~~shall not be unreasonably withheld~~. In the event of such a sub-	322
the amount stated in Box 16.	275	contract the Managers shall remain fully liable for the due	323
8.5 If the Owners decide to lay-up the Vessel whilst this	276	performance of their obligations under this Agreement.	324
Agreement remains in force and such lay-up lasts for more	277
than three months, an appropriate reduction of the management	278	11. Responsibilities	325
fee for the period exceeding three months until one month	279	11.1 Force Majeure - Neither the Owners nor the Managers	326
before the Vessel is again put into service shall be mutually	280	shall be under any liability for any failure to perform any of their	327
agreed between the parties.	281	obligations hereunder by reason of any cause whatsoever of	328
8.6 Unless otherwise agreed in writing all discounts and	282	any nature or kind beyond their reasonable control. For the	329
commissions obtained by the Managers in the course of the	283	avoidance of any doubt financial force majeure does not apply.
management of the Vessel shall be credited to the Owners. For the	284	11.2 Liability to Owners - (i) Without prejudice to sub-clause	330
avoidance of any doubt, it is understood that insurance is		11.1 the Managers shall be under no liability whatsoever to the	331
charged on a gross rate basis.		Owners for any loss, damage, delay or expense of whatsoever	332
8.7 In case of vessels under construction, no management fee		nature, whether direct or indirect, (including but not limited to	333
will be charged by the Managers until the vessel's delivery to		loss of profit arising out of or in connection with detention of or	334
the Owners. However, in case Owners instruct the Managers to		delay to the Vessel) and howsoever arising in the course of	335
supervise vessels under construction as per Clause 3.2(vi) then		performance of the Management Services UNLESS same is	336
the Managers will be due an upfront fee equal to 10% of the		proved to have resulted solely from the negligence, gross	337
budget approved by the Owners. Such fee, will be payable in		negligence or wilful default of the Managers or their employees,	338
USD. For the avoidance of any doubt the rest of the paragraphs		or agents or sub-contractors employed by them in connection	339
of Clause 8 to remain in force.		with the Vessel, in which case (save where loss, damage, delay	340
		or expense has resulted from the Managers' personal act or	341
9. Budgets and Management of Funds	285	omission committed with the intent to cause same or recklessly	342
9.1 On or before November 30 of each calendar year ~~T~~the	286	and with knowledge that such loss, damage, delay or expense	343
Managers shall present to the Owners ~~annually~~ a		would probably result) the Managers' liability for each incident	344
budget (see Annex "C") for the ~~following twelve months next~~	287	or series of incidents giving rise to a claim or claims shall never	345
calendar year in such form as the		exceed a total of ten times the annual management fee payable	346
Owners reasonably require. ~~The budget for the fiscal year hereof is~~	288	hereunder.	347
~~set out~~		(ii) Notwithstanding anything that may appear to the contrary in	348
~~in Annex "C" hereto. Subsequent annual budgets shall be~~	289	this Agreement, the Managers shall not be liable for any of the	349
~~prepared by the Managers and submitted to the Owners not~~	290

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II "SHIPMAN 98" Standard Ship Management Agreement

actions of the Crew, even if such actions are negligent, grossly	350	14. Auditing	416
negligent or wilful, except only to the extent that they are shown	351	The Managers shall at all times maintain and keep true and	417
to have resulted from a failure by the Managers to discharge	352	correct accounts in accordance with sound accounting practice	418
their obligations under sub-clause 3.1, in which case their liability	353	and an adequate and effective system of internal controls and
shall be limited in accordance with the terms of this Clause 11.	354	procedures and shall make the same available for permit the
11.3 Indemnity - Except to the extent and solely for the amount	355	inspection
therein set out that the Managers would be liable under sub-	356	and auditing by the Owners and their Auditors at such times as	419
clause 11.2, the Owners hereby undertake to keep the Managers	357	may be mutually
and their employees, agents and sub-contractors indemnified	358	agreed. On the termination, for whatever reasons, of this	420
and to hold them harmless against all actions, proceedings,	359	Agreement, the Managers shall release to the Owners, if so	421
claims, demands or liabilities whatsoever or howsoever arising	360	requested, the originals where possible, or otherwise certified	422
which may be brought against them or incurred or suffered by	361	copies, of all such accounts and all documents specifically relating	423
them arising out of or in connection with the performance of the	362	to the Vessel and her operation.
Agreement, and against and in respect of all costs, losses,	363
damages and expenses (including legal costs and expenses on	364	15. lnspection of Vessel	425
a full indemnity basis) which the Managers may suffer or incur	365	The Owners shall have the right at any time after giving	426
(either directly or indirectly) in the course of the performance of	366	reasonable notice to the Managers to inspect the Vessel for any	427
this Agreement.	367	reason they consider necessary.	428
11.4 "Himalaya" - It is hereby expressly agreed that no	368
employee or agent of the Managers (including every sub-	369	16. Compliance with Laws and Regulations	429
contractor from time to time employed by the Managers) shall in	370	The Managers will not do or permit to be done anything which	430
any circumstances whatsoever be under any liability whatsoever	371	might cause any breach or infringement of the laws and	431
to the Owners for any loss, damage or delay of whatsoever kind	372	regulations of the Vessel's flag, or of the places where she trades.	432
arising or resulting directly or indirectly from any act, neglect or	373
default on his part while acting in the course of or in connection	374	17. Duration of the Agreement	433
with his employment and, without prejudice to the generality of	375	This Agreement shall come into effect on the day and year stated	434
the foregoing provisions in this Clause 11, every exemption,	376	in Box 4 and shall continue until the date stated in Box 17.	435
limitation, condition and liberty herein contained and every right,	377	Thereafter it shall automatically renew for a five-year period and	436
exemption from liability, defence and immunity of whatsoever	378	shall thereafter be extended in additional five-year increments if
nature applicable to the Managers or to which the Managers are	379	notice of termination is not provided by the Owners in the fourth
entitled hereunder shall also be available and shall extend to	380	quarter of the year immediately preceding the end of the
protect every such employee or agent of the Managers acting	381	respective term~~, continue until terminated by either party giving~~
as aforesaid and for the purpose of all the foregoing provisions	382	~~to the other notice in writing, in which event the Agreement shall~~	437
of this Clause 11 the Managers are or shall be deemed to be	383	~~terminate upon the expiration of a period of two months from the~~	438
acting as agent or trustee on behalf of and for the benefit of all	384	~~date upon which such notice was given~~.	439
persons who are or might be their servants or agents from time	385
to time (including sub-contractors as aforesaid) and all such	386	18. Termination	440
persons shall to this extent be or be deemed to be parties to this	387	18.1 Owners' Default	441
Agreement.	388	(i) The Managers shall be entitled to terminate the Agreement	442
		with immediate effect by notice in writing if any moneys	443
12. Documentation	389	payable by the Owners under this Agreement and/or the	444
Where the Managers are providing Technical Management in	390	Owners of any associated vessel, details of which are listed	445
accordance with sub-clause 3.2 and/or Crew Management in	391	in Annex "D", shall not have been received in the Managers'	446
accordance with sub-clause 3.1, they shall make available,	392	nominated account within ten (10) running days of receipt by	447
upon Owners' request, all documentation and records related	393	the Owners of the Managers written request or if the Vessel	448
to the Safety Management System (SMS) and/or the Crew	394	is repossessed by the Mortgagees.	449
which the Managers need in order to demonstrate compliance	395	(ii) If the Owners:	450
with the ISM Code and STCW 95 or to defend a claim against	396	(a) fail to meet their obligations under sub-clauses 5.2	451
a third party.	397	and 5.3 of this Agreement for any reason within their	452
		control, or	453
13. General Administration	398	(b) proceed with the employment of or continue to employ	454
13.1 The Managers shall handle and settle all claims arising	399	the Vessel in the carriage of contraband, blockade	455
out of the Management Services hereunder and keep the Owners	400	running, or in an unlawful trade, or on a voyage which	456
informed regarding any incident of which the Managers become	401	in the reasonable opinion of the Managers is unduly	457
aware which gives or may give rise to claims or disputes involving	402	hazardous or improper,	458
third parties.	403	the Managers may give notice of the default to the Owners,	459
13.2 The Managers shall, as instructed by the Owners, bring	404	requiring them to remedy it as soon as practically possible.	460
or defend actions, suits or proceedings in connection with matters	405	In the event that the Owners fail to remedy it within a	461
entrusted to the Managers according to this Agreement.	406	reasonable time to the satisfaction of the Managers, the	462
13.3 The Managers shall also have power to obtain legal or	407	Managers shall be entitled to terminate the Agreement	463
technical or other outside expert advice in relation to the handling	408	with immediate effect by notice in writing.	464
and settlement of claims and disputes or all other matters	409	18.2Managers' Default	465
affecting the interests of the Owners in respect of the Vessel.	410	If the Managers fail to meet their obligations under Clauses 3	466
13.4 The Owners shall arrange for the provision of any	411	and 4 of this Agreement for any reason within the control of the	467
necessary guarantee bond or other security.	412	Managers, the Owners may give notice to the Managers of the	468
13.5 Any costs reasonably incurred by the Managers in	413	default, requiring them to remedy it as soon as practically	469
carrying out their obligations according to Clause 13 shall be	414	possible. In the event that the Managers fail to remedy it within a	470
reimbursed by the Owners.	415	reasonable time to the satisfaction of the Owners, the Owners	471
		shall be entitled to terminate the Agreement with immediate effect	472
		by notice in writing.	473

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II "SHIPMAN 98" Standard Ship Management Agreement

18.3 Extraordinary Termination	474	party requiring the other party to appoint its own arbitrator	516
This Agreement shall be deemed to be terminated in the case of	475	within 14 calendar days of that notice and stating that it will	517
the sale of the Vessel or if the Vessel becomes a total loss or is	476	appoint its arbitrator as sole arbitrator unless the other party	518
declared as a constructive or compromised or arranged total	477	appoints its own arbitrator and gives notice that it has done	519
loss or is requisitioned.	478	so within the 14 days specified. If the other party does not	520
18.4 For the purpose of sub-clause 18.3 hereof	479	appoint its own arbitrator and give notice that it has done so	521
(i) the date upon which the Vessel is to be treated as having	480	within the 14 days specified, the party referring a dispute to	522
been sold or otherwise disposed of shall be the date on	481	arbitration may, without the requirement of any further prior	523
which the Owners cease to be registered as Owners of	482	notice to the other party, appoint its arbitrator as sole	524
the Vessel;	483	arbitrator and shall advise the other party accordingly. The	525
(ii) the Vessel shall not be deemed to be lost unless either	484	award of a sole arbitrator shall be binding on both parties	526
she has become an actual total loss or agreement has	485	as if he had been appointed by agreement.	527
been reached with her underwriters in respect of her	486	Nothing herein shall prevent the parties agreeing in writing	528
constructive, compromised or arranged total loss or if such	487	to vary these provisions to provide for the appointment of a	529
agreement with her underwriters is not reached it is	484	sole arbitrator.	530
adjudged by a competent tribunal that a constructive loss	489	In cases where neither the claim nor any counterclaim	531
of the Vessel has occurred.	490	exceeds the sum of USD50.000 (or such other sum as the	532
18.5 This Agreement shall terminate forthwith in the event of	491	parties may agree) the arbitration shall be conducted in	533
an order being made or resolution passed for the winding up,	492	accordance with the LMAA Small Claims Procedure current	534
dissolution, liquidation or bankruptcy of either party (otherwise	493	at the time when the arbitration proceedings are commenced.	535
than for the purpose of reconstruction or amalgamation) or if a	494	19.2 This Agreement shall be governed by and construed	536
receiver is appointed, or if it suspends payment, ceases to carry	495	in accordance with Title 9 of the United States Code and	537
on business or makes any special arrangement or composition	496	the Maritime Law of the United States and any dispute	538
with its creditors.	497	arising out of or in connection with this Agreement shall be	539
18.6 The termination of this Agreement shall be without	498	referred to three persons at New York, one to be appointed	540
prejudice to all rights accrued due between the parties prior to	499	by each of the parties hereto, and the third by the two so	541
the date of termination.	500	chosen; their decision or that of any two of them shall be	542
		final, and for the purposes of enforcing any award,	543
18.7 Termination After Change of Control		judgement may be entered on an award by any court of	544
This Agreement will terminate automatically immediately after a		competent jurisdiction. The proceedings shall be conducted	545
chnage of control (as defined below) of the Owners and/or of		in accordance with the rules of the Society of Maritime	546
the Owners' ultimate parent. Upon such termination, the Owners		Arbitrators, Inc.	547
will be required to pay the Manager the Termination Payment in		In cases where neither the claim nor any counterclaim	548
a single installment.		exceeds the sum of USD50,000 (or such other sum as the	549
For the purposes of this Agreement "Change of Control" means		parties may agree) the arbitration shall be conducted in	550
the occurrence of any of the following:		accordance with the Shortened Arbitration Procedure of the	551
		Society of Maritime Arbitrators, Inc. current at the time when	552
(i) The acquisition by any individual, entity or group of		the arbitration proceedings are commenced.	553
beneficial ownership of fifty (50) percent (%) or more of either		19.3 This Agreement shall be governed by and construed	554
(A) the then-outstanding shares of stock of the Owners and/or		in accordance with the laws of the place mutually agreed by	555
the Owners' ultimate parent or (B) the combined voting power of		the parties and any dispute arising out of or in connection	556
the then-outstanding voting securities of the Owners and/or the		with this Agreement shall be referred to arbitration at a	557
Owners' ultimate parent entitled to vote generally in the election		mutually agreed place, subject to the procedures applicable	558
of directors;		there.	559
(ii) The consumation of a reorganization, merger or		19.4 If Box 18 in Part I is not appropriately filled in, sub-	560
consolidation of the Owners and/or the Owners' ultimate parent		clause 19.1 of this Clause shall apply.	561
or the sole or other disposition of all or substantially all of the
assets of the Owners and/or the Owners' ultimate parent;		Note: 19.1, 19.2 and 19.3 are alternatives; indicate	562
(iii) The approval by the shareholders of the Owners and/or the		alternative agreed in Box 18.	563
Owners' ultimate parent of a complete liquidation or dissolution
of the Owners and/or the Owners' ultimate parent		20. Notices	564
		20.1 Any notice to be given by either party to the other	565
Further, for the purpose of this Agreement "Termination		party shall be in writing and may be sent by fax, telex,	566
Payment" means a payment to be received by the Manager in		registered or recorded mail or by personal service.	567
the event of Change of Control. Such payment shall be equal to		20.2 The address of the Parties for service of such	568
the estimated remaining fees payable to the Manager under the		communication shall be as stated in Boxes 19 and 20,	569
then current term of the agreement but in any case shall not be		respectively.	570
less than for a period of thirty-six (36) months and not more
than a period of forty-eight (48) months.		21. Other Fees
		21.1 Incentive Fee
19. Law and Arbitration	501	At their sole discretion the Owners on an annual basis in order
19.1 This Agreement shall be governed by and construed in	502	to provide the Managers with a performance incentive, may
accordance with English law and any dispute arising out of or	503	make a payment to the Managers of an incentive fee in addition
in connection with this Agreement shall be referred to arbitration	504	to the management fee.
in London in accordance with the Arbitration Act 1996 or	505	21.2 Chartering
any statutory modification or re-enactment thereof save to	506	One and a quarter per cent (1.25%) of all monies earned by the
the extent necessary to give effect to the provisions of this	507	Vessel. Such fee will be payable in USD. For the avoidance of
Clause.	508	any doubt and regardless of Clause 8.5, chartering commissions
The arbitration shall be conducted in accordance with the	509	shall survive the termination of this agreement under all
London Maritime Arbitrators Association (LMAA) Terms	510	circumstances until the termination of the charter party in force
current at the time when the arbitration proceedings are	511	at the time or termination of any other employment arranged
commenced.	512	previous to the termination date.
The reference shall be to three arbitrators. A party wishing	513	21.3 Sale and Purchase
to refer a dispute to arbitration shall appoint its arbitrator	514	One percent (1%) of any sale of the Vessel including 1% for the
and send notice of such appointment in writing to the other	515	initial purchase of the Vessel, including vessels under
		construction. Such fee shall be payable in USD.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

SK 25754 0002 1187058